                                                                     Exhibit 5.1

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                www.haledorr.com
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000




                                               February 9, 2001


Arch Wireless, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Arch Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 100,000,000 shares (the "Shares") of the Company's common stock, $0.01 par value per share (the "Common Stock"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the qualifications set forth below, we are of the opinion that the Shares will be validly issued, fully paid and nonassessable when:

     1. the issuance of the shares has been specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions");

     2. the Registration Statement has become effective under the Securities
Act;

     3. the terms of the sale of the Shares have been duly established in conformity with the Company's Restated Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

     4. the Shares have been issued and sold as contemplated by the Registration Statement; and

     5. the Company has received the consideration provided for in the Authorizing Resolutions.

     We express no opinion with respect to the applicability of any law other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and United States Federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.


BOSTON  NEW YORK   PRINCETON   RESTON   WASHINGTON   LONDON*   MUNICH*   OXFORD*
--------------------------------------------------------------------------------
Hale and Dorr LLP is a Massachusetts Limited Liability Partnership and includes
Professional Corporations               * an independent joint venture law firm

Arch Wireless, Inc.
February 9, 2001
Page 2


     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,

                                             /s/ Hale and Dorr LLP
                                             HALE AND DORR LLP